As filed with the Securities and Exchange Commission on August 2, 2002

                                                     Registration No. 333-47786
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 --------------
                            BQX LTD. (f/k/a APW LTD.)
             (Exact name of Registrant as specified in its charter)
                                 --------------

                  BERMUDA                                    04-2576375
      (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                   Identification No.)



      Clarendon House, 2 Church Street
                P.O. Box 666
          Hamilton HM CX, Bermuda

     N22 W23685 Ridgeview Parkway West

            Waukesha, Wisconsin                             53188-1013
  (Address of principal executive offices)                  (Zip Code)

                                 --------------
                                    APW LTD.
                                   401(k) PLAN
                            (Full title of the plan)
                                 --------------

              Richard D. Carroll                              Copy to:
  Vice President and Chief Financial Officer         ANTHONY W. ASMUTH III, ESQ.
                   APW Ltd.                              Quarles & Brady LLP
       Clarendon House, 2 Church Street              411 East Wisconsin Avenue
                 P.O. Box 666                            Milwaukee, WI 53202
           Hamilton HM CX, Bermuda

      N22 W23685 Ridgeview Parkway West
        Waukesha, Wisconsin 53188-1013
   (Name and address of agent for service)

                                 (262) 523-7600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                Proposed maximum      Proposed maximum
 Title of Securities to be     Amount to be   offering price per     aggregate offering        Amount of
         registered             registered           share                  price           registration fee
-------------------------------------------------------------------------------------------------------------

            N/A*                   N/A*              N/A*                   N/A*                  N/A*
-------------------------------------------------------------------------------------------------------------

     *This Amendment is being filed to terminate the Registration Statement and to deregister shares, the Preferred Stock Purchase Rights attached to the shares issued pursuant to the Registrant's Rights Agreement and the plan interests for sale pursuant to the APW Ltd. 401(k) Plan.

               POST-EFFECTIVE AMENDMENT: DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-47786) is being filed to deregister the remaining -0- shares of Common Stock, par value $0.01 per share and associated Preferred Stock Purchase Rights ("Common Stock"), of APW Ltd. and an indeterminate number of plan interests covered by the Registration Statement on Form S-8 ("Registration Statement"). The Registration Statement was for 1,000,000 shares of Common Stock which were offered under the APW Ltd. 401(k) Plan and an indeterminate number of plan interests. All shares of Common Stock and plan interests covered by the Registration Statement were issued thereunder.

     On May 16, 2002, APW Ltd. and its wholly-owned subsidiary, Vero Electronics, Inc., filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court"). The Joint Plan of Reorganization of APW Ltd. and Vero Electronics, Inc., as modified, which was confirmed by the Bankruptcy Court on July 23, 2002 but entered on July 24, 2002, provides for the cancellation of all of the shares of Common Stock covered by the Registration Statement on its effective date.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on August 1, 2002.

                              BQX LTD. (f/k/a APW LTD.)
                              (Registrant)

Date: August 1, 2002          By: /s/ Richard D. Carroll
                              ------------------------------------
                              Name:  Richard D. Carroll
                              Title:  Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 1st day of August, 2002.

         Signature                                  Title

/s/ Richard G. Sim               *
--------------------------------
Richard G. Sim                        Chairman of the Board, President and
                                      Chief Executive Officer

/s/ Richard D. Carroll
--------------------------------
Richard D. Carroll                    Vice President and Chief Financial Officer
                                      (Principal Financial Officer)

/s/ Todd A. Adams
--------------------------------
Todd A. Adams                         Controller
                                      (Principal Accounting Officer)
/s/ Bruno d'Avanzo
--------------------------------
Bruno d'Avanzo                        Director

/s/ W. Peter A. Douglas          *
--------------------------------
W. Peter A. Douglas                   Director

/s/ John Ziemniak                *
--------------------------------
John Ziemniak                         Director

/s/ John J. McDonough            *
--------------------------------
John J. McDonough                     Director

*By Richard D. Carroll, by Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on August 1, 2002.

                                            APW LTD. 401(k) Plan
                                            (Plan)

Date: August 1, 2002                        By: /s/ Todd Adams
                                                -------------------
                                            Name:   Todd Adams
                                            Administrative Committee

                                      S-2